UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2008

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (d) On October 15, 2008, Chris Dennis accepted an invitation to join the BioForm Medical, Inc. Board of Directors (the “Board’). The appointment will be effective as of the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”), which is anticipated to take place on December 12, 2008. Mr. Dennis’ pending appointment will be reflected in the proxy for the Annual Meeting. In connection with this appointment, Dr. Evan Melrose, Managing Partner of PTV Sciences, a healthcare venture capital firm, has agreed to resign his position on the Board, which he has held since June 2003, effective immediately prior to the Annual Meeting. Mr. Dennis will fill the vacated Class II seat held by Dr. Melrose and is expected to assume Dr. Melrose’s corresponding vacated positions on the Audit and Compensation committees.

Mr. Dennis has been the Senior Vice President of Commercial Operations for Angiotech (NASDAQ: ANPI) since April 2007. Prior to joining Angiotech, Mr. Dennis was Global President of J & J’s OrthoNeutrogena company (pharmaceuticals and aesthetic devices), where he was responsible for overall strategy and business growth initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: October 16, 2008	By:	/s/ Derek Bertocci
Derek Bertocci
Chief Financial Officer